Exhibit 10.14

                            STOCK PURCHASE AGREEMENT


     THIS AGREEMENT is made and entered into this 26th day of June, 2008, by and between Sustainable Power Corp., 7100 Highway 146 South, Suite 2008, Baytown, TX 77520, a Nevada corporation, ("SSTP," "Corporation" or "Seller") and Pemco Bioenergy AS (under incorporation), c/o Bjorn Knappskog, Leif Tronstads, Plass 1, P.O. Box 113, N-1300 Sandvika, Norway ("Purchaser") and Mr John Rivera;

     WHEREAS, the Seller has issued capital stock of 2,264,759,836 shares of $0.0001 par value common stock; and has authorized 3,000,000,000 shares

     WHEREAS, the Purchaser desires to purchase 50,000,000 shares of restricted stock at $0.04 per share and the Seller desires to sell said stock, upon the terms and subject to the conditions hereinafter set forth;

     WHEREAS, SSTP and the Purchaser has entered into a Strategic Alliance Agreement at the date of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Corporation's Stock aforementioned, it is hereby agreed as follows:

1. PURCHASE AND SALE: Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing 50,000,000 shares of such stock, and the Purchaser shall purchase from the Seller 50,000,000 shares of such stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Corporation's Stock shall be duly issued in the name of the Purchaser or its designee(s). The closing of the transactions contemplated by this Agreement ("Closing"), shall be held at 5:00pm, on June [-], 2008.


Prior to, and as a condition to Closing, the Seller shall provide financial statements for STTP for its 2007 financial year or comfort thereof, certified copies of the constitutional documents of STTP, a duly certified certificate of good standing and a legal opinion regarding (1) the total number of shares issued by the Corporation and (2) that all necessary corporate resolutions for delivery of the shares by the Corporation under this Agreement has been duly resolved and made. SSTP is in the process of preparing its financial statements for the Corporation for its 2007 financial year; copies of these will be provided within a reasonable time after they are prepared, contemporaneous to their filing with the Securities Exchange Commission ("SEC").


2. AMOUNT AND PAYMENT OF PURCHASE PRICE. The total consideration and method of payment thereof are set forth below:

(a) Consideration. As total consideration for the purchase and sale of the Corporation's Stock, pursuant to this Agreement, the Purchaser shall pay to the Seller the sum of $.04 (four cents) per share or an aggregate of Two Million Dollars ($2,000,000.00), such total consideration to be referred to in this Agreement as the "Purchase Price".


(b) Payment. The Purchase Price shall be paid as follows: The sum of Two Million Dollars ($2,000,000.00) to be delivered to Seller upon the execution of this Agreement via wire transfer:


     ABA # 062000019
     Regions Bank
     Natchez Medical Center Office
     55 Sergeant Prentiss Drive
     Natchez, MS 391204740
     Phone: 601-445-3020

     ACCOUNT #[Confidential]
     Sustainable Power Corp.
     91 Carthage Point Road
     Natchez, MS 39120

3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby warrants and represents:

(a) Organization and Standing. Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to carry on its business as it is now being conducted.

(b)     Restrictions on Stock.

     i. The Corporation's Stock purchased by the Purchaser are "restricted securities," as that term is defined in Rule 144(a)(3) of the Act, and therefore may not be offered or sold or transferred by the Purchaser without compliance with the registration requirements of the Act unless, in the opinion of counsel to the Corporation, an exemption from registration is available.

     ii. The Seller is not a party to any agreement, written or oral, creating rights in respect to the Corporation's Stock in any third person or relating to the voting of the Corporation's Stock.

     iii. The Stock is being sold free and clear of all security interests, liens, encumbrances, equities and other charges.

     iv. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature (except as referred to in 3(b)(i)), calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby warrants and represents:

(a) The Purchaser acknowledges and agrees that the shares of the Corporation's Stock the Purchaser is purchasing are "restricted securities" that may not be offered or sold or transferred by the Purchaser without compliance with the registration requirements of the Act, unless, in the opinion of counsel to the Corporation, an exemption from registration is available. The parties to this Agreement has on the date hereof also entered into a Strategic Alliance Agreement.

(b) The Purchaser acknowledges and agrees that the certificate(s) evidencing the shares of the Corporation's Stock purchased shall bear a customary restrictive transfer legend and shall be subject to stop-transfer instructions at the Corporation's transfer agent.

5. REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER. Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller or the Purchaser which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

6. INTELLECTUAL PROPERTY RIGHTS

SSTP and John Rivera represents that SSTP and/or Mr John Rivera has developed a unique breakthrough technology for production of biocrude from sustainable biomass sources; besides the biocrude, i.e., liquid biofuel, the output will be biogas as well as ash-fertilizer (the "TECHNOLOGY"). SSTP and John Rivera represents that as part of the Technology, SSTP and/or Mr John Rivera controls an undisclosd catalytic process which yields efficient production with higher output, reduced time, continuous process, etc.

SSTP and John Rivera represents that the Corporation has been granted an exclusive license for the Technology, as required to fully comply with its obligations under this Agreement and the related Strategic Alliance Agreement.

7. GENERAL PROVISIONS

(a) Entire Agreement. This Agreement (including any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b) Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c) Governing Law. This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Nevada. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a federal or state court of subject matter jurisdiction located in State of Nevada. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.


SUSTAINABLE POWER CORP.



By:  \s\ John Rivera
     ---------------
     John Rivera
     Chairman and CEO


PEMCO BIOENGERGY AS


By:  \s\ Bjorn Knappskog
     -------------------
     Bjorn Knappskog
     Majority owner of Pemco Bioenergy


Mr John Rivera

By:  \s\ John Rivera
     ---------------
     John Rivera